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Exhibit 32.2:    Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350

I, Gordon A. Milne, Executive Vice President and Chief Financial Officer (principal financial officer) of The Ryland Group, Inc. (the "Company"), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2008 of the Company (the "Report"), that:

  (1)
  The Report fully complies with the requirements of Section 13(a) of the Exchange Act, as amended; and

  (2)
  The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gordon A. Milne Gordon A. Milne February 25, 2009

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  Exhibit 32.2: Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002